Exhibit 99.2

Akebia Therapeutics and Keryx Biopharmaceuticals to Merge, Creating a Fully Integrated Company Focused on the Development and Commercialization of Therapeutics for Patients with Kidney Disease

Expects to Capture Significant Operating and Product Portfolio Synergies,

Accelerating Revenue Growth and Creating Shareholder Value

Consolidates an FDA-Approved Oral CKD Product and an Investigational, Phase 3 Oral CKD

Product Candidate Under Combined Experienced Renal Leadership Team

Largest Keryx Shareholder, The Baupost Group, Agrees to Convert Outstanding Notes Prior to Close;

Enters Shareholder Voting Agreement in Support of Transaction

John P. Butler to Be President and Chief Executive Officer of Combined Company; Keryx to Appoint Chairperson of the Board

Companies to Host Investor Conference Call Today at 8:00 a.m. ET

CAMBRIDGE and BOSTON, Mass. – June 28, 2018 – Akebia Therapeutics, Inc. (NASDAQ:AKBA) and Keryx Biopharmaceuticals, Inc. (NASDAQ:KERX) today announced that the companies signed, and the boards of directors of both companies have unanimously approved, a definitive merger agreement under which the companies will combine in an all-stock merger. The transaction will create a fully integrated biopharmaceutical company focused on chronic kidney disease (CKD), with an implied pro forma equity value of approximately $1.3 billion, assuming full conversion of Keryx’s outstanding convertible notes, based on the closing prices of Keryx and Akebia on June 27, 2018. The combined company will be named Akebia Therapeutics, Inc.

Under the terms of the agreement, Keryx shareholders will receive 0.37433 common shares of Akebia for each share of Keryx they own. The exchange results in implied equity ownership in the combined company of 49.4 percent for Akebia shareholders and 50.6 percent for Keryx shareholders on a fully-diluted basis. John P. Butler, President and Chief Executive Officer of Akebia, is expected to lead the combined company, and Keryx will appoint the Chairperson of the Board of Directors of the combined company. Additionally, Jason A. Amello, Akebia’s Chief Financial Officer, is expected to serve in the same capacity on the management team of the combined company.

The Baupost Group, L.L.C., which owns approximately 21.4 percent of the outstanding Keryx common stock prior to any conversion of its convertible notes, has agreed to convert its outstanding convertible notes of Keryx into shares of Keryx common stock prior to closing and has entered into a voting agreement in support of the transaction. Muneer A. Satter, Chairperson of the Akebia Board of Directors and a shareholder who owns approximately 5.3 percent of outstanding Akebia common stock, has also agreed to support the transaction by entering into a voting agreement.

The merger of Akebia and Keryx creates a renal-focused company committed to developing and delivering innovative therapeutic products. Keryx’s Auryxia® (ferric citrate) is a U.S. Food and Drug Administration (FDA)-approved medicine to treat dialysis dependent CKD patients for hyperphosphatemia and non-dialysis dependent CKD patients for iron deficiency anemia (IDA). Akebia’s vadadustat is an investigational Phase 3 oral hypoxia-inducible factor prolyl hydroxylase inhibitor (HIF-PHI) with the potential to advance the treatment of patients with anemia due to CKD, many of whom are currently receiving injectable erythropoietin-stimulating agents (ESAs).

The companies believe that Auryxia and vadadustat, if FDA-approved, have the potential to deliver an all-oral treatment approach for patients with anemia due to CKD. More broadly, the combined company has the potential to offer therapeutic options to patients across all stages of CKD, including non-dialysis dependent and dialysis dependent patients, and to become a partner of choice for the renal community and for companies developing renal products.

John P. Butler, President and Chief Executive Officer of Akebia, said: “The strategic and financial drivers of this merger are compelling. The combined company will have an expanded and highly complementary nephrology portfolio, with Auryxia, a product with significant growth opportunity, and vadadustat, an investigational late-stage HIF-PHI that has the potential to provide a new oral standard of care to patients with anemia due to CKD. Combining Akebia and Keryx creates a leading renal company and provides it with the infrastructure to maximize the market potential of Auryxia and build launch momentum for vadadustat in the United States, subject to FDA approval. I look forward to leading the talented teams of both Akebia and Keryx as we work to establish new standards of renal care and unlock growth potential for shareholders.”

Jodie Morrison, Interim Chief Executive Officer of Keryx, said: “Bringing Keryx together with Akebia represents a unique, value-enhancing opportunity for stakeholders of both companies. Akebia shareholders gain access to the only oral iron tablet approved in the United States to treat dialysis dependent CKD patients for hyperphosphatemia and non-dialysis dependent CKD patients for iron deficiency anemia. Keryx shareholders gain access to an innovative Phase 3 product candidate with the potential to compete in a complementary multi-billion-dollar market upon successful completion of its development program. Importantly, Keryx shareholders also gain a seasoned executive with decades of experience in the renal field to lead our organization. I look forward to working with our management team during this transition period to continue to deliver on our mission to bring innovative medicines to people living with kidney disease.”

“Akebia and Keryx bring together assets and capabilities that should lead to new business opportunities and substantial realizable synergies,” said Greg Ciongoli, Partner, The Baupost Group. “The combined company will be well positioned for future growth.”

Strategic Rationale

The merger offers potential operating and product portfolio synergies, with the opportunity to create significant value and accelerate the growth potential beyond what either company would achieve separately.

Establishes a Leading Renal Company with Enhanced Position and Large Market Opportunity

Combining Akebia and Keryx is expected to create a sustainable, kidney disease-focused, therapeutic leader that is well positioned to be a partner of choice throughout the renal community and for companies with products for patients with kidney disease. The merger creates a fully integrated renal company with a complementary portfolio comprising Keryx’s FDA-approved Auryxia and Akebia’s product candidate, vadadustat.

Auryxia is a phosphate binder indicated for the control of serum phosphorus levels in adult patients with CKD on dialysis, and an iron replacement product indicated for the treatment of iron deficiency anemia in adult patients with CKD who are not on dialysis. The approval and commercialization of Auryxia provides a new prescription oral treatment option for the millions of CKD patients with either hyperphosphatemia or iron deficiency anemia.

Vadadustat is a once-daily, oral investigational drug being studied in large-scale global Phase 3 clinical trials in both non-dialysis dependent and dialysis dependent patients with anemia due to CKD. Vadadustat’s mechanism of action is designed to mimic the physiologic effect of altitude on oxygen availability. Vadadustat has the potential to become a new standard of care for patients with anemia due to CKD who currently rely on injectable ESAs, a multi-billion-dollar market.

The combined company will have the opportunity to provide nephrologists with a portfolio of renal products, subject to vadadustat’s FDA approval, that can address the needs of an estimated 1.7 million patients who are non-dialysis dependent and 500,000 dialysis-dependent patients in the United States, across the continuum of CKD.

Creates Potential for Accelerated Growth and Organizational Synergies

The combined company brings together Keryx, a commercial organization, with Akebia, a leader in the development of HIF-PHI therapeutics for patients with kidney disease. The combined company will have an established renal development, manufacturing and commercial organization, and plans to leverage its leadership’s extensive expertise in the commercial renal market with the goal of maximizing sales of Auryxia while driving launch momentum for vadadustat in the United States, subject to its regulatory approval. Keryx’s established U.S. sales and marketing organization and its medical affairs team have built strong awareness within the nephrology community to address the needs of patients with CKD, and will drive the launch preparation and execution for vadadustat in the United States, subject to its regulatory approval.

Combines Experienced Renal Management Teams

The combined company will be led by a management team with a long track record of success developing, launching and commercializing products for patients with kidney disease. John P. Butler, who will lead the combined company as Chief Executive Officer, has nearly two decades of executive experience in the commercial renal therapeutic field, including as the leader of Genzyme Corporation’s renal business, which grew from $150 million in revenue to over $1 billion under his leadership.

Strengthens Financial Profile

The combined company will have $453 million in cash on its balance sheet (unaudited pro forma cash balance as of March 31, 2018), which, along with the expected cost synergies of greater than $250 million to be realized five years following closing, and the potential for increasing revenues from Auryxia, are expected to provide the combined company with significant financial strength and flexibility to enable continued growth.

Combined Company Board of Directors

The Board of Directors of the combined company is expected to consist of nine directors, four of whom are Akebia directors and four of whom are Keryx directors. Keryx will appoint the Chairperson of the Board of Directors of the combined company.

Timing and Approvals

The transaction is expected to close by the end of 2018, subject to the satisfaction of customary closing conditions, including clearance by antitrust authorities and approval by the shareholders of both companies.

Advisors

Evercore Group L.L.C. and J.P. Morgan Securities L.L.C. are serving as financial advisors to Akebia and Latham & Watkins L.L.P. is serving as legal advisor to Akebia.

MTS Health Partners L.P. and Perella Weinberg Partners are serving as financial advisors to Keryx and Goodwin Procter L.L.P. is serving as legal advisor to Keryx.

Conference Call and Webcast Details

The companies will host a joint conference call and webcast today at 8:00 a.m. ET to discuss the combination.

The conference call can be accessed by dialing 877-458-0977 within the United States and 484-653-6724 for all other locations. The confirmation code is 3887937. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available in the investor relations section of each company’s website at www.akebia.com and www.keryx.com.

A replay of the conference call will be available approximately two hours after completion of the conference call through July 4, 2018, and can be accessed by dialing 855-859-2056 from the United States or 404-537-3406 from outside the United States. The replay confirmation code is 3887937. The webcast will be archived in the investor relations section of each company’s website.

About Vadadustat

Vadadustat is an oral hypoxia-inducible factor prolyl hydroxylase inhibitor (HIF-PHI) currently in global Phase 3 development for the treatment of anemia due to chronic kidney disease. Vadadustat’s mechanism of action is designed to mimic the physiologic effect of altitude on oxygen availability. At higher altitudes, the body responds to lower oxygen availability with increased production of HIF, which coordinates the interdependent processes of iron mobilization and erythropoietin production to increase red blood cell production and, ultimately, improve oxygen delivery. Vadadustat is an investigational therapy and is not approved by the U.S. Food and Drug Administration (FDA) or any regulatory authority.

About Auryxia (ferric citrate) Tablets

Auryxia (ferric citrate) was approved by the U.S. Food and Drug Administration (FDA) on September 5, 2014, for the control of serum phosphorus levels in adult patients with chronic kidney disease on dialysis and approved by the FDA on November 6, 2017, for the treatment of iron deficiency anemia in adult patients with chronic kidney disease not on dialysis. Auryxia tablets were designed to contain 210 mg of ferric iron, equivalent to 1 gram of ferric citrate, and offers convenient mealtime dosing. For more information about Auryxia and the U.S. full prescribing information, please visit www.auryxia.com.

IMPORTANT U.S. SAFETY INFORMATION FOR AURYXIA (ferric citrate)

Contraindication: Patients with iron overload syndrome, e.g., hemochromatosis, should not take AURYXIA® (ferric citrate).

Iron Overload: Iron absorption from AURYXIA may lead to increased iron in storage sites. Iron parameters should be monitored prior to and while on AURYXIA. Patients receiving concomitant intravenous (IV) iron may require a reduction in dose or discontinuation of IV iron therapy.

Risk of Overdosage in Children Due to Accidental Ingestion: Accidental overdose of iron containing products is a leading cause of fatal poisoning in children under 6 years of age. Keep AURYXIA away from children. Call a poison control center or your physician in case of an accidental overdose in a child.

Adverse Events: The most common adverse events occurring in at least 5% of patients treated with AURYXIA were, diarrhea, constipation, nausea, vomiting, cough, abdominal pain, and high levels of potassium in the blood.

AURYXIA contains iron and may cause dark stools, which is considered normal with oral medications containing iron.

Please click here to see full prescribing information for Auryxia.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a biopharmaceutical company headquartered in Cambridge, Massachusetts, focused on delivering innovative therapies to patients with kidney disease through hypoxia-inducible factor biology. For more information, please visit our website at www.akebia.com, which does not form a part of this release.

About Keryx Biopharmaceuticals

Keryx Biopharmaceuticals, Inc., headquartered in Boston, Massachusetts, is focused on the development and commercialization of innovative medicines that provide unique and meaningful advantages to people with kidney disease. The Keryx team works with passion to advance the care of people with this complex disease. This dedication has resulted in two FDA-approved indications for Keryx’s first medicine, Auryxia (ferric citrate) tablets. For more information about Keryx, please visit www.keryx.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential,” “opportunity,” “creates” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected management team; the potential benefits of Auryxia; the potential benefits of vadadustat; the market potential of Auryxia; the market potential of vadadustat; the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, building launch momentum for vadadustat, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Akebia’s and Keryx’s plans, estimates or expectations could include, but are not limited to: (i) Akebia or Keryx may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Akebia or Keryx to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Akebia or Keryx does business, or on Akebia’s or Keryx’s operating results and business generally; (v) Akebia’s or Keryx’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Akebia or Keryx may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Akebia or Keryx may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiv) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Akebia and Keryx are set forth in their respective filings with the SEC, including each of Akebia’s and Keryx’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Akebia’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, under the heading “Risk Factors” and Item 1A of Keryx’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, under the heading “Risk Factors.” The risks and uncertainties described above and in Akebia’s most recent Quarterly Report on Form 10-Q and Keryx’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Akebia and Keryx and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Akebia and Keryx file from time to time with the SEC. The forward-looking statements in this press release speak only as of the date of these materials. Except as required by law, Akebia and Keryx assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Additional Information and Where to Find It

In connection with the proposed merger, Akebia and Keryx plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AKEBIA’S AND KERYX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF AKEBIA AND KERYX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Akebia and Keryx, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Akebia and Keryx make available free of charge at www.akebia.com and www.keryx.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Akebia, Keryx and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Akebia and Keryx in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Akebia’s directors and officers in Akebia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 12, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018. Security holders may obtain information regarding the names, affiliations and interests of Keryx’s directors and officers in Keryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 30, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on May 31, 2018. To the extent the holdings of Akebia securities by Akebia’s directors and executive officers or the holdings of Keryx securities by Keryx’s directors and executive officers have changed since the amounts set forth in Akebia’s or Keryx’s respective proxy statement for its 2018 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Akebia’s website at www.akebia.com and Keryx’s website at www.keryx.com.

Akebia Therapeutics Contact

John Garabo

Director, Corporate Communications

T: (617) 844-6130

jgarabo@akebia.com

Keryx Biopharmaceuticals Contact

Amy Sullivan

Senior Vice President, Corporate Affairs

T: (617) 466-3519

investors@keryx.com

media@keryx.com